Telenav Reports Third Quarter Fiscal 2018 Financial Results
SANTA CLARA, Calif., May 3, 2018 -- Telenav®, Inc. (NASDAQ:TNAV), a leading provider of connected car and location-based platform services, today released its financial results for the third fiscal quarter ended March 31, 2018 by issuing this press release and posting a letter to stockholders on the quarter on its website. Please visit Telenav’s investor relations website at http://investor.telenav.com to view the Q3 fiscal year 2018 financial results and letter to stockholders.
“We are pleased to deliver a record number of Telenav enabled cars to the market during the quarter,” said HP Jin, Chairman and CEO of Telenav. “There are now more than 8 million connected cars on the road powered by Telenav’s location-based services platform.”
Financial Highlights for the third quarter ended March 31, 2018

•
Total revenue for the third quarter of fiscal 2018 was $13.8 million, compared with $35.1 million in the same prior year period. As previously announced, the decline was primarily due to the change in revenue recognition as a result of the Company’s commencement of offering multi-year value-added map services in all major markets to Ford®, its largest customer, effective January 1, 2018, which results in significant deferral of amounts that would have previously been recognized as revenue when the vehicle is produced. When Telenav adopts ASC 606 as of July 1, 2018, it expects it will be able to recognize substantial revenue from Ford as our product is delivered.

•	Billings for the third quarter of fiscal 2018 were $58.7 million, compared with $60.2 million in the same prior year period.

•
GAAP net loss for the third quarter of fiscal 2018 was $(30.8) million, compared with a GAAP net loss of $(13.7) million for the third quarter of fiscal 2017, with the decrease due primarily to the change in revenue recognition criteria for the Ford agreement.

•	Adjusted EBITDA on billings for the third quarter of fiscal 2018 was a $(4.1) million loss compared with a $(2.3) million loss in the third quarter of fiscal 2017.

•
Ending cash, cash equivalents and short-term investments, excluding restricted cash, were $88.6 million as of March 31, 2018. This represented cash and short-term investments of $1.98 per share, based on 44.7 million shares of common stock outstanding as of March 31, 2018. Telenav had no debt as of March 31, 2018.

Recent Business Highlights

•	A record 1.4 million Telenav equipped cars were deployed into the market during the quarter ended March 31, 2018 of which 1.2 million units were capable of connected services

•	Ford entered into an agreement to extend Telenav’s offering for SYNC 3 for calendar years 2019 and 2020 for all current geographies

•	Ford launched Telenav’s connected services across select model year 2018 SYNC 3 vehicles in Europe and China using its FordPass mobile phone application

•	Fiat Chrysler Automobiles (FCA) launched Telenav’s embedded navigation solution on Jeep’s 2018 Grand Cherokee, Grand Commander, Wrangler and Grand Voyager models in China

•	Thinknear® by Telenav launched GeolinkTM, a self-serve mobile advertising platform that utilizes Thinknear’s proven location-targeting and campaign-optimization technology at scale

Q4 Fiscal 2018 Business Outlook
For the quarter ending June 30, 2018, Telenav offers the following guidance:

•	Total revenue is expected to be $15 to $16 million

•	Billings are expected to be $55 to $58 million

•	Deferred revenue is expected to increase by $40 to $42 million

•	Deferred costs are expected to increase by approximately $19 to $20 million

•	GAAP gross profit is expected to be approximately $6 million

•	GAAP gross margin is expected to be approximately 40 percent

•	Direct contribution from billings is expected to be approximately $27 to $28 million

•	Direct contribution margin from billings is expected to be approximately 48 percent

•	GAAP operating expenses are expected to be $34 to $35 million

•	GAAP net loss is expected to be $(29) to $(31) million

•	Adjusted EBITDA loss is expected to be $(25) to $(27) million

•	Adjusted EBITDA loss on billings is expected to be $(3.5) to $(5.5) million

•	Automotive is expected to be 40 to 45 percent of total revenue and 85 percent of billings

•	Advertising is expected to be approximately 40 percent of total revenue and 11 percent of billings

•	Weighted average diluted shares outstanding are expected to be approximately 45.0 million

Subject to anticipated volumes, take rates and timing of model expansion under Telenav’s various automotive OEM programs, including the potential impact, if any, from Ford’s recent announcement of its intention to modify its North American passenger car portfolio, Telenav anticipates that adjusted EBITDA on billings will be positive for fiscal 2019.
The above information concerning guidance represents Telenav's outlook only as of the date hereof, and is subject to change, as a result of amendments to material contracts and other changes in business conditions.  Telenav undertakes no obligation to update or revise any financial forecast or other forward-looking statements, as a result of new developments, or otherwise.
Conference Call and Quarterly Commentary
Telenav will host an investor conference call and live webcast on Thursday, May 3, 2018 at 2:30 p.m. Pacific Time (5:30 p.m. Eastern Time). Management has posted its letter to stockholders in combination with Telenav’s Third Quarter Fiscal 2018 Financial Results press release on its investor relations website in lieu of management providing remarks at the start of the conference call. Instead, management will respond to questions during the call. To listen to the webcast and view Telenav’s quarterly commentary, please visit Telenav's investor relations website at http://investor.telenav.com.  Listeners can also access the conference call by dialing 866-548-4713 (toll-free, domestic only) or 323-794-2093 (domestic and international toll) and entering pass code 6005339. A replay of the conference call will be available for two weeks beginning approximately two hours after its completion. To access the replay, dial 888-203-1112 (toll-free, domestic only) or 719-457-0820 (domestic and international toll) and enter pass code 6005339.
Use of Non-GAAP Financial Measures
Telenav prepares its financial statements in accordance with generally accepted accounting principles for the United States, or GAAP. The non-GAAP financial measures such as billings, direct contribution from billings, direct contribution margin from billings, change in deferred revenue, change in deferred costs, adjusted EBITDA, adjusted EBITDA on billings and free cash flow included in this press release are different from those otherwise presented under GAAP. Telenav has provided these measures in addition to GAAP financial results because management believes these non-GAAP measures help provide a consistent basis for comparison between periods that are not influenced by certain items and therefore, are helpful in understanding Telenav’s underlying operating results. These non-GAAP measures are some of the primary measures Telenav’s management uses for planning and forecasting. These measures are not in accordance with, or an alternative to, GAAP and these non-GAAP measures may not be comparable to information provided by other companies.
Billings measure GAAP revenue recognized plus the change in deferred revenue from the beginning to the end of the period. Direct contribution from billings reflects GAAP gross profit plus change in deferred revenue less change in deferred costs. Direct contribution margin from billings reflects direct contribution from billings divided by billings. Telenav has also provided a breakdown of the calculation of the change in deferred revenue by segment, which is added to revenue in calculating its non-GAAP metric of billings. In connection with its presentation of the change in deferred revenue, Telenav has provided a similar presentation of the change in the related deferred costs. Such deferred costs primarily include costs associated with third party content and certain development costs associated with our customized software solutions. As deferred revenue and deferred costs become larger components of its operating results, Telenav believes these metrics are useful in evaluating cash flows.
Telenav considers billings, direct contribution from billings and direct contribution margin from billings to be useful metrics for management and investors because billings drive revenue and deferred revenue, which is an important indicator of its business. Telenav believes direct contribution from billings and direct contribution margin from billings are useful metrics because they reflect the impact of the contribution over time for such billings, exclusive of the incremental costs incurred to deliver any related service obligations. There are a number of limitations related to the use of billings, direct contribution from billings and direct contribution margin from billings versus revenue, gross profit, and gross margin calculated in accordance with GAAP. First, billings, direct contribution from billings and direct contribution margin from billings include amounts that have not yet been recognized as revenue or cost and may require additional services or costs to be provided over contracted service periods. For example, billings related to certain connected solutions cannot be fully recognized as revenue in a given period due to requirements for ongoing provisioning of services such as hosting, monitoring and customer support, including certain third-party technology and content license fees as applicable. Accordingly, direct contribution from billings and direct contribution margin from billings do not include all costs associated with billings. Second, Telenav may calculate billings, direct contribution from billings, and direct contribution margin from billings in a manner that is different from peer companies that report similar financial measures, making comparisons between companies more difficult. When Telenav uses these measures, it attempts to compensate for these limitations by providing specific information regarding billings, direct contribution from billings and direct contribution margin from billings and how they relate to revenue, gross profit and gross margin calculated in accordance with GAAP.
Adjusted EBITDA measures GAAP net loss excluding the impact of stock-based compensation expense, depreciation and amortization, other income (expense), provision (benefit) for income taxes, and other applicable items such as legal settlements and contingencies, deferred rent reversal and tenant improvement allowance recognition due to sublease termination, net of tax and goodwill impairment. Stock-based compensation expense relates to equity incentive awards granted to its employees, directors, and consultants. Legal settlements and contingencies represent settlements and offers made to settle litigation in which Telenav is a defendant and royalty disputes. Deferred rent reversal and tenant improvement allowance recognition represent the reversal of Telenav’s deferred rent liability and recognition of Telenav’s deferred tenant improvement allowance, as amortization of these amounts is no longer required due to the termination of our Santa Clara facility sublease and subsequent entry into a new lease agreement with our landlord for this same facility effective September 2017. Goodwill impairment represents the impairment charge related to Telenav’s Mobile Navigation segment.
Adjusted EBITDA and adjusted EBITDA on billings are key measures used by Telenav’s management and board of directors to understand and evaluate Telenav’s core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, Telenav believes that the exclusion of the expenses eliminated in calculating adjusted EBITDA can provide a useful measure for period-to-period comparisons of Telenav’s core business. In addition, adjusted EBITDA is a key financial measure used by the compensation committee of Telenav’s board of directors in connection with the development of incentive-based compensation for Telenav’s executive officers. Accordingly, Telenav believes that adjusted EBITDA generally provides useful information to investors and others in understanding and evaluating Telenav’s operating results in the same manner as its management and board of directors.
Adjusted EBITDA on billings measures adjusted EBITDA plus the effect of changes in deferred revenue and deferred costs. Telenav believes adjusted EBITDA on billings is a useful measure, especially in light of the impact it continues to expect on reported GAAP revenue for certain value-added offerings the company provides its customers, including Ford map updates. Adjusted EBITDA and adjusted EBITDA on billings, while generally measures of profitability, can also represent losses.
Free cash flow is a non-GAAP financial measure Telenav defines as net cash provided by (used in) operating activities, less purchases of property and equipment. Telenav considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash (used in) generated by its business after purchases of property and equipment.
To reconcile the historical GAAP results to non-GAAP financial metrics, please refer to the reconciliations in the financial statements included in this earnings release.
In this press release, Telenav has provided guidance for the fourth quarter of fiscal 2018 on a non-GAAP basis, for billings, change in deferred revenue, change in deferred costs, direct contribution from billings, direct contribution margin from billings, adjusted EBITDA and adjusted EBITDA on billings. Telenav does not provide reconciliations of its forward-looking non-GAAP financial measures of billings, change in deferred revenue, change in deferred costs, direct contribution from billings, direct contribution margin from billings, adjusted EBITDA and adjusted EBITDA on billings to the corresponding GAAP measures due to the high variability and difficulty in making accurate forecasts and projections with respect to deferred revenue, deferred costs, stock-based compensation and tax provision (benefit), which are components of these non-GAAP financial measures. In particular, stock-based compensation is impacted by future hiring and retention needs, as well as the future fair market value of Telenav’s common stock, all of which is difficult to predict and subject to constant change. The actual amounts of these items will have a significant impact on Telenav’s GAAP net loss per diluted share and GAAP tax provision (benefit). Accordingly, reconciliations of Telenav’s forward-looking non-GAAP financial measures to the corresponding GAAP measures are not available without unreasonable effort.
Forward Looking Statements
This press release contains forward-looking statements that are based on Telenav management's beliefs and assumptions and on information currently available to its management.  Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. These potential risks and uncertainties include, among others: Telenav's ability to develop and implement products for Ford, GM and Toyota and to support Ford, GM and Toyota and their customers; the impact of Ford’s recent announcement regarding the elimination of various sedans in North America over the near term; Telenav's success in extending its contracts for current and new generation of products with its existing OEMs and automotive manufacturers, particularly Ford; Telenav’s ability to achieve additional design wins and the delivery dates of automobiles including Telenav's products; adoption by vehicle purchasers of Scout GPS Link; Telenav's dependence on a limited number of automotive manufacturers and OEMs for a substantial portion of its revenue; reductions in demand for automobiles; potential impacts of OEMs including competitive capabilities in their vehicles such as Apple Car-Play and Android Auto; Telenav's ability to grow and scale its advertising business; Telenav’s ability to develop new advertising products and technology while also achieving cash flow break even and ultimately profitability in the advertising business; Telenav incurring losses and operating expenses in excess of expectations; failure to reach agreement with customers for awards and contracts on products and services in which Telenav has expended resources developing; competition from other market participants who may provide comparable services to subscribers without charge; the timing of new product releases and vehicle production by Telenav's automotive customers, including inventory procurement and fulfillment; possible warranty claims, and the impact on consumer perception of its brand; Telenav's ability to develop and support products including OpenStreetMap (“OSM”), as well as transition existing navigation products to OSM and any economic benefit anticipated from the use of OSM versus proprietary map products; the potential that Telenav may not be able to realize its deferred tax assets and may have to take a reserve against them; Telenav’s reliance on its automotive manufacturers for volume and royalty reporting; the impact on revenue recognition and other financial reporting due to the amendment of contracts or changes in accounting standards, such as the implementation of ASC 606; and macroeconomic and political conditions in the U.S. and abroad, in particular China. Telenav discusses these risks in greater detail in "Risk factors" and elsewhere in its Form 10-Q for the quarter ended December 31, 2017 and other filings with the U.S. Securities and Exchange Commission (“SEC”), which are available at the SEC's website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent management's beliefs and assumptions only as of the date made. You should review our SEC filings carefully and with the understanding that actual future results may be materially different from what Telenav expects.
ABOUT TELENAV, INC.
Telenav is a leading provider of connected car and location-based platform services, focused on transforming life on the go for people - before, during, and after every drive. Leveraging our location platform, global brands such as Ford, GM, Toyota and AT&T deliver custom connected car and mobile experiences. Fortune 500 advertisers and local advertisers can now reach millions of users with Telenav’s highly-targeted advertising platform. To learn more about how Telenav’s location platform powers personalized navigation, mapping, big data intelligence, social driving, and location-based advertising, visit www.telenav.com.
Copyright 2018 Telenav, Inc. All Rights Reserved.
"Telenav," "Scout," “Thinknear” and the Telenav, Scout and Thinknear logos are registered trademarks of Telenav, Inc.  Unless otherwise noted, all other trademarks, service marks, and logos used in this press release are the trademarks, service marks or logos of their respective owners.
TNAV-F
TNAV-C

Investor Relations:
Michael Look
408-990-1232
IR@telenav.com

Media:
Raphel Finelli
408-667-5970
raphelf@telenav.com

Telenav, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except par value)

	March 31, 2018	June 30, 2017*
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$17,509	$20,757
Short-term investments	71,086	77,598
Accounts receivable, net of allowances of $73 and $75, at March 31, 2018 and June 30, 2017, respectively	51,207	57,834
Restricted cash	3,207	3,401
Income taxes receivable	32	34
Deferred costs	23,745	11,703
Prepaid expenses and other current assets	3,742	3,988
Total current assets	170,528	175,315
Property and equipment, net	7,630	4,658
Deferred income taxes, non-current	1,027	900
Goodwill and intangible assets, net	31,329	34,844
Deferred costs, non-current	95,503	42,389
Other assets	1,878	1,454
Total assets	$307,895	$259,560
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$17,578	$6,151
Accrued expenses	39,577	51,528
Deferred revenue	37,843	20,345
Income taxes payable	266	197
Total current liabilities	95,264	78,221
Deferred rent, non-current	1,074	996
Deferred revenue, non-current	154,634	67,056
Other long-term liabilities	1,116	1,139
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value: 50,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value: 600,000 shares authorized; 44,744 and 43,946 shares issued and outstanding at March 31, 2018 and June 30, 2017, respectively	45	44
Additional paid-in capital	165,690	159,666
Accumulated other comprehensive loss	(1,491)	(1,934)
Accumulated deficit	(108,437)	(45,628)
Total stockholders' equity	55,807	112,148
Total liabilities and stockholders’ equity	$307,895	$259,560

*Derived from audited consolidated financial statements as of and for the year ended June 30, 2017.

Telenav, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2018	2017	2018	2017
Revenue:
Product	$4,014	$24,426	$53,285	$91,653
Services	9,809	10,639	36,276	37,640
Total revenue	13,823	35,065	89,561	129,293
Cost of revenue:
Product	3,105	13,174	32,832	53,533
Services	5,115	4,493	18,546	16,337
Total cost of revenue	8,220	17,667	51,378	69,870
Gross profit	5,603	17,398	38,183	59,423
Operating expenses:
Research and development	22,212	19,106	65,197	53,425
Sales and marketing	5,654	5,980	15,854	16,525
General and administrative	5,618	5,485	16,343	17,848
Goodwill impairment	2,666	—	2,666	—
Legal settlement and contingencies	115	—	425	6,424
Total operating expenses	36,265	30,571	100,485	94,222
Loss from operations	(30,662)	(13,173)	(62,302)	(34,799)
Other income, net	229	142	400	1,152
Loss before provision for income taxes	(30,433)	(13,031)	(61,902)	(33,647)
Provision for income taxes	330	663	611	805
Net loss	$(30,763)	$(13,694)	$(62,513)	$(34,452)

Net loss per share:
Basic and diluted	$(0.69)	$(0.31)	$(1.41)	$(0.80)
Weighted average shares used in computing net loss per share:
Basic and diluted	44,637	43,528	44,396	43,189

Telenav, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Nine Months Ended March 31,
	2018	2017
Operating activities
Net loss	$(62,513)	$(34,452)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,476	1,886
Deferred rent reversal due to lease termination	(538)	—
Tenant improvement allowance recognition due to lease termination	(582)	—
Accretion of net premium on short-term investments	156	326
Stock-based compensation expense	7,614	7,154
Goodwill impairment	2,666	—
Loss (gain) on disposal of property and equipment	13	(3)
Bad debt expense	(17)	149
Changes in operating assets and liabilities:
Accounts receivable	6,706	(6,227)
Deferred income taxes	(68)	219
Restricted cash	194	1,184
Income taxes receivable	2	41
Deferred costs	(65,156)	(24,140)
Prepaid expenses and other current assets	177	1,090
Other assets	(614)	386
Trade accounts payable	11,398	5,774
Accrued expenses and other liabilities	(12,079)	(2,369)
Income taxes payable	64	200
Deferred rent	1,145	49
Deferred revenue	105,076	37,815
Net cash used in operating activities	(3,880)	(10,918)

Investing activities
Purchases of property and equipment	(4,572)	(867)
Purchases of short-term investments	(42,849)	(51,258)
Proceeds from sales and maturities of short-term investments	48,690	62,468
Proceeds from sales of long-term investments	—	246
Net cash provided by investing activities	1,269	10,589

Financing activities
Proceeds from exercise of stock options	463	2,354
Tax withholdings related to net share settlements of restricted stock units	(2,052)	(2,163)
Net cash provided by (used in) financing activities	(1,589)	191

Effect of exchange rate changes on cash and cash equivalents	952	(448)
Net decrease in cash and cash equivalents	(3,248)	(586)
Cash and cash equivalents, at beginning of period	20,757	21,349
Cash and cash equivalents, at end of period	$17,509	$20,763

Supplemental disclosure of cash flow information
Income taxes paid, net	$803	$1,861

Telenav, Inc.
Condensed Consolidated Segment Summary
(in thousands, except percentages)
(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2018	2017	2018	2017
Automotive
Revenue	$5,808	$25,476	$57,950	$94,487
Cost of revenue	4,616	14,112	36,917	56,095
Gross profit	$1,192	$11,364	$21,033	$38,392
Gross margin	21%	45%	36%	41%
Advertising
Revenue	$4,811	$5,284	$21,168	$20,037
Cost of revenue	2,174	2,224	9,988	9,669
Gross profit	$2,637	$3,060	$11,180	$10,368
Gross margin	55%	58%	53%	52%
Mobile Navigation
Revenue	$3,204	$4,305	$10,443	$14,769
Cost of revenue	1,430	1,331	4,473	4,106
Gross profit	$1,774	$2,974	$5,970	$10,663
Gross margin	55%	69%	57%	72%
Total
Revenue	$13,823	$35,065	$89,561	$129,293
Cost of revenue	8,220	17,667	51,378	69,870
Gross profit	$5,603	$17,398	$38,183	$59,423
Gross margin	41%	50%	43%	46%

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands)

Reconciliation of Revenue to Billings

	Three Months Ended March 31,		Nine Months Ended March 31,
	2018	2017	2018	2017
Automotive
Revenue	$5,808	$25,476	$57,950	$94,487
Adjustments:
Change in deferred revenue	44,855	25,123	105,302	37,930
Billings	$50,663	$50,599	$163,252	$132,417
Advertising
Revenue	$4,811	$5,284	$21,168	$20,037
Adjustments:
Change in deferred revenue	—	—	—	—
Billings	$4,811	$5,284	$21,168	$20,037
Mobile Navigation
Revenue	$3,204	$4,305	$10,443	$14,769
Adjustments:
Change in deferred revenue	25	(36)	(226)	(115)
Billings	$3,229	$4,269	$10,217	$14,654
Total
Revenue	$13,823	$35,065	$89,561	$129,293
Adjustments:
Change in deferred revenue	44,880	25,087	105,076	37,815
Billings	$58,703	$60,152	$194,637	$167,108

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands)

Reconciliation of Deferred Revenue to Change in Deferred Revenue
Reconciliation of Deferred Costs to Change in Deferred Costs

	Three Months Ended March 31, 2018
	Automotive	Advertising	Mobile Navigation	Total
Deferred revenue, March 31	$191,819	$—	$658	$192,477
Deferred revenue, December 31	146,964	—	633	147,597
Change in deferred revenue	$44,855	$—	$25	$44,880

Deferred costs, March 31	$119,248	$—	$—	$119,248
Deferred costs, December 31	94,907	—	—	94,907
Change in deferred costs	$24,341	$—	$—	$24,341

	Three Months Ended March 31, 2017
	Automotive	Advertising	Mobile Navigation	Total
Deferred revenue, March 31	$60,083	$—	$1,101	$61,184
Deferred revenue, December 31	34,960	—	1,137	36,097
Change in deferred revenue	$25,123	$—	$(36)	$25,087

Deferred costs, March 31	$36,216	$—	$—	$36,216
Deferred costs, December 31	18,780	—	—	18,780
Change in deferred costs	$17,436	$—	$—	$17,436

	Nine Months Ended March 31, 2018
	Automotive	Advertising	Mobile Navigation	Total
Deferred revenue, March 31	$191,819	$—	$658	$192,477
Deferred revenue, June 30	86,517	—	884	87,401
Change in deferred revenue	$105,302	$—	$(226)	$105,076

Deferred costs, March 31	$119,248	$—	$—	$119,248
Deferred costs, June 30	54,092	—	—	54,092
Change in deferred costs	$65,156	$—	$—	$65,156

	Nine Months Ended March 31, 2017
	Automotive	Advertising	Mobile Navigation	Total
Deferred revenue, March 31	$60,083	$—	$1,101	$61,184
Deferred revenue, June 30	22,153	—	1,216	23,369
Change in deferred revenue	$37,930	$—	$(115)	$37,815

Deferred costs, March 31	$36,216	$—	$—	$36,216
Deferred costs, June 30	12,076	—	—	12,076
Change in deferred costs	$24,140	$—	$—	$24,140

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands, except percentages)
Reconciliation of Gross Profit to Direct Contribution from Billings

	Three Months Ended March 31,		Nine Months Ended March 31,
	2018	2017	2018	2017
Automotive
Gross profit	$1,192	$11,364	$21,033	$38,392
Gross margin	21%	45%	36%	41%
Adjustments to gross profit:
Change in deferred revenue	$44,855	$25,123	$105,302	$37,930
Change in deferred costs(1)	(24,341)	(17,436)	(65,156)	(24,140)
Net change	20,514	7,687	40,146	13,790
Direct contribution from billings(1)	$21,706	$19,051	$61,179	$52,182
Direct contribution margin from billings(1)	43%	38%	37%	39%

Advertising
Gross profit	$2,637	$3,060	$11,180	$10,368
Gross margin	55%	58%	53%	52%
Adjustments to gross profit:
Change in deferred revenue	$—	$—	$—	$—
Change in deferred costs(1)	—	—	—	—
Net change	—	—	—	—
Direct contribution from billings(1)	$2,637	$3,060	$11,180	$10,368
Direct contribution margin from billings(1)	55%	58%	53%	52%

Mobile Navigation
Gross profit	$1,774	$2,974	$5,970	$10,663
Gross margin	55%	69%	57%	72%
Adjustments to gross profit:
Change in deferred revenue	$25	$(36)	$(226)	$(115)
Change in deferred costs(1)	—	—	—	—
Net change	25	(36)	(226)	(115)
Direct contribution from billings(1)	$1,799	$2,938	$5,744	$10,548
Direct contribution margin from billings(1)	56%	69%	56%	72%

Total
Gross profit	$5,603	$17,398	$38,183	$59,423
Gross margin	41%	50%	43%	46%
Adjustments to gross profit:
Change in deferred revenue	$44,880	$25,087	$105,076	$37,815
Change in deferred costs(1)	(24,341)	(17,436)	(65,156)	(24,140)
Net change	20,539	7,651	39,920	13,675
Direct contribution from billings(1)	$26,142	$25,049	$78,103	$73,098
Direct contribution margin from billings(1)	45%	42%	40%	44%

(1) Deferred costs primarily include costs associated with third party content and in connection with certain customized software solutions, the costs incurred to develop those solutions. We expect to incur additional costs in the future due to requirements to provide ongoing provisioning of services such as hosting, monitoring and customer support. Accordingly, direct contribution from billings and direct contribution margin from billings do not reflect all costs associated with billings.

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands)

Reconciliation of Net Loss to Adjusted EBITDA and Adjusted EBITDA on Billings

	Three Months Ended March 31,		Nine Months Ended March 31,
	2018	2017	2018	2017
Net loss	$(30,763)	$(13,694)	$(62,513)	$(34,452)
Adjustments:
Goodwill impairment	2,666	—	2,666	—
Legal settlement and contingencies	115	—	425	6,424
Deferred rent reversal due to lease termination	—	—	(538)	—
Tenant improvement allowance recognition due to lease termination	—	—	(582)	—
Stock-based compensation expense	2,246	2,625	7,614	7,154
Depreciation and amortization expense	963	626	2,476	1,886
Other income (expense), net	(229)	(142)	(400)	(1,152)
Provision for income taxes	330	663	611	805
Adjusted EBITDA	$(24,672)	$(9,922)	$(50,241)	$(19,335)
Change in deferred revenue	44,880	25,087	105,076	37,815
Change in deferred costs(1)	(24,341)	(17,436)	(65,156)	(24,140)
Adjusted EBITDA on billings(1)	$(4,133)	$(2,271)	$(10,321)	$(5,660)

(1) We expect to incur additional costs in the future due to requirements to provide ongoing provisioning of services such as hosting, monitoring and customer support. Accordingly, adjusted EBITDA on billings does not reflect all costs associated with billings.

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands)

Reconciliation of Net Loss to Free Cash Flow

	Three Months Ended March 31,		Nine Months Ended March 31,
	2018	2017	2018	2017
Net loss	$(30,763)	$(13,694)	$(62,513)	$(34,452)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in deferred revenue (1)	44,880	25,087	105,076	37,815
Change in deferred costs (2)	(24,341)	(17,436)	(65,156)	(24,140)
Changes in other operating assets and liabilities	3,620	(5,339)	6,925	347
Other adjustments (3)	5,871	3,363	11,788	9,512
Net cash used in operating activities	(733)	(8,019)	(3,880)	(10,918)
Less: Purchases of property and equipment	(1,222)	(336)	(4,572)	(867)
Free cash flow	$(1,955)	$(8,355)	$(8,452)	$(11,785)

(1) Consists of product royalties, customized software development fees, service fees and subscription fees.
(2) Consists primarily of third party content costs and customized software development expenses.
(3) Consist primarily of depreciation and amortization, stock-based compensation expense and other non-cash items.